STRATEGIC MINING CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF WYOMING

NUMBER
CA.137

CUSIP: 86277H107

SHARES
* 625,000 *

THIS CERTIFIES THAT * LIBRION HOLDINGS INC *

is the registered owner of * SIX HUNDRED TWENTY-FIVE THOUSAND *

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.0001 PAR VALUE OF

STRATEGIC MINING CORP.

Transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersig by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, The said Corporation has caused this certificate to be executed by th facsimile signatures of its duly authorized officers and to be sealec with the facsimile seal of the Corporation.

Todd D. Sterck

Todd Sterck, President

J. Spence Stewart, Secretary

DATED MARCH 11, 2010
Countersigned and Registered
CAPITAL TRANSFER AGENCY INC.
(Toronto, Ontario, Canada)
Transfer Agent and Registrar

By
AUTHORIZED SIGNATURE

STRATEGIC MINING CORP.

For Value Received, I/We______________________hereby sells, assigns and transfers unto

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____Attorney to
transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.

Dated: _______________________

Signature: ____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

Guaranteed by:

____